UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2023

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250

FOSTER CITY, CALIFORNIA 94404

(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2023, Geron Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “2023 Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $100 million from time to time through B. Riley Securities as its sales agent. The Company’s previous At Market Issuance Sales Agreement with B. Riley Securities, dated September 4, 2020, expired pursuant to its terms on September 4, 2023, and was replaced on substantially the same terms by the 2023 Sales Agreement.

The issuance and sale of common stock by the Company under the 2023 Sales Agreement will be effected pursuant to the registration statement on Form S-3 (File No. 333-269111) filed by the Company with the United States Securities and Exchange Commission on January 4, 2023, together with a related prospectus supplement.

Sales of the Company’s common stock through B. Riley may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. Subject to the terms and conditions of the 2023 Sales Agreement, B. Riley will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company imposes). The Company is not obligated to make any sales of common stock under the 2023 Sales Agreement.

Unless earlier terminated as provided below, the 2023 Sales Agreement will automatically terminate upon the issuance and sale of all of the Company common stock subject to the 2023 Sales Agreement. The 2023 Sales Agreement may also be terminated by the Company or B. Riley at any time upon 10 days’ notice to the other party, or by B. Riley at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay B. Riley an aggregate commission rate equal to up to 3.0% of the gross proceeds of the sales price per share for common stock sold through B. Riley under the 2023 Sales Agreement. The Company has also provided B. Riley with customary indemnification rights.

The foregoing description of the 2023 Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the 2023 Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Cooley LLP, our counsel, has issued a legal opinion relating to the shares to be issued pursuant to the 2023 Sales Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02 Results of Operations and Financial Condition

The Company is furnishing this information under Item 2.02 of Form 8-K.

The information in this Item 2.02 of this Current Report of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

On November 2, 2023, the Company issued a press release announcing its financial results for the three and nine months ended September 30, 2023. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
5.1	Opinion of Cooley LLP
10.1	At Market Issuance Sales Agreement, dated November 1, 2023, between Geron Corporation and B. Riley Securities, Inc.
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press release dated November 2, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	November 2, 2023	By:	/s/ Scott A. Samuels
		Name:	Scott A. Samuels
		Title:	Executive Vice President,
Chief Legal Officer and
Corporate Secretary